Exhibit 10.17

BEMA ACQUISITION CONSENT, AMENDMENT, AND WAIVER

This BEMA ACQUISITION CONSENT, AMENDMENT, AND WAIVER (the “Consent”) is entered this September 5, 2007 (the “Consent Date”) by BioDelivery Sciences International, Inc. (“BDSI”), its wholly-owned subsidiary Arius Pharmaceuticals, Inc. (“Arius”), BDSI’s wholly-owned subsidiary Arius Two, Inc. (“Arius Two”), and CDC IV, LLC (“CDC”)

WHEREAS, Arius, BDSI and CDC are parties to that certain Clinical Development and License Agreement, dated July 14, 2005, as amended (the “CDC License”), and Security Agreement, dated February 15, 2006, as amended (the “Security Agreement”), under which CDC has certain rights with respect to certain intellectual property rights and assets related to Arius’ BEMA Fentanyl product;

WHERAS, Arius and QLT USA, Inc. (“QLT”) are parties to that certain License Agreement, dated May 27, 2004, as amended July 14, 2005 and August 2, 2006, concerning rights in the United States to QLT’s BEMA technology (such agreement, the “QLT License”);

WHEREAS, Arius Two intends to acquire all of QLT’s right, title, and interest in QLT’s BEMA-related assets concerning the United States, as fully contemplated by the form of Intellectual Property Assignment Agreement between QLT and Arius Two attached hereto, with all of its exhibits and related agreements, as Exhibit A (collectively, all of the foregoing, the “Acquisition Agreements”);

WHEREAS, upon acquisition of the assets and rights to be acquired under the Acquisition Agreements (such assets, the “Acquired Assets”), Arius and QLT shall terminate the QLT License, and Arius Two intends to immediately grant Arius an exclusive license in the United States under the Acquired Assets (and in Canada and Mexico under certain BEMA assets acquired pursuant to that certain Intellectual Property Assignment Agreement between QLT and Arius Two dated August 2, 2006) in the form attached hereto as Exhibit B (the “New License”).

WHEREAS, the CDC License and Security Agreement do not currently contemplate or permit Arius Two’s acquisition of the rights referenced above as contemplated by the Acquisition Agreements or Arius Two’s granting of rights under the New License to Arius;

WHEREAS, CDC wishes to enable Arius Two to enter into the Acquisition Agreements, acquire the Acquired Assets, and enter into the New License by executing this Consent; and

WHEREAS, the parties desire to amend the CDC License as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Consent agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Consent or by reference to the New License shall have the meaning provided in the CDC License.

2. Executed Acquisition Agreements. Attached hereto as Exhibit A is a final and complete copy of the Acquisition Agreements, together with final and complete copies of all other agreements entered into between BDSI, Arius or any of their affiliates and QLT in connection with the acquisition of the Acquired Assets. Except for the Acquisition Agreements, there are no other agreements, side letters or other understandings between BDSI, Arius, or any of their affiliates and QLT related to the subject matter thereof (with the exception of the QLT License, which shall be terminated upon Arius Two’s acquisition of the Acquired Assets). The parties acknowledge and agree that the consent of CDC is subject to the foregoing statements being true and correct.

3. Consents and Waivers.

3.1 CDC. Effective upon the execution of the Acquisition Agreements, CDC agrees, notwithstanding anything to the contrary in the CDC License or Security Agreement, that (i) BDSI’s obligations under Section 8.2.19 of the CDC License shall not apply to the Acquisition Assets or Arius Two’s interest in the New License and (ii) the Acquired Assets and Arius Two’s interest in the New License may be held and/or owned by Arius Two in lieu of Arius. CDC consents (i) under Section 8.5.1 of the CDC License to (a) Arius Two’s granting of a security interest in the Collateral (as defined in the Acquisition Agreements) to QLT pursuant to the Acquisition Agreements (subject to the amendments referenced in (iv) below) and (b) any future transfer of any or all of the Collateral to an Arius Two Assignee (as defined below) as a result of QLT exercising its remedies with respect to such Collateral under the Acquisition Agreements (provided, however, that such consent shall terminate upon the termination of the security interest created in favor of QLT under the Acquisition Agreements), (ii) under Section 8.5.2 of the CDC License to Arius Two’s purchase of the Acquired Assets as contemplated by the Acquisition Agreements, (iii) under Section 8.2.16 of the CDC License to the amendment of that certain BEMA License Agreement, dated August 2, 2006, between Arius Two and Arius, as amended (the “Ex-US License”) pursuant to the form of amendment attached hereto as Exhibit C, (iv) under Section 8.2.16 of the CDC License, and otherwise, to the amendment and restatement of (a) that certain Security Agreement, between BDSI, Arius, and QLT, dated August 2, 2006, (b) that certain Security Agreement included in the Acquisition Agreements, (c) that certain Patent and Trademark Security Agreement, between BDSI, Arius, and QLT, dated August 2, 2006, and (d) that certain Patent and Trademark Security Agreement included in the Acquisition Agreements; pursuant to the forms of amendments and restatements thereof attached hereto as Exhibit D, (v) under Section 8.2.16 of the CDC License to the termination of the Atrix License in connection with Arius Two’s acquisition of the Acquired Assets and execution of the New License with Arius, and (vi) to Arius Two’s granting of rights to Arius under, and execution of, the New License.

3.2 By Arius Two. Subject to Section 5 of this Consent, Arius Two hereby consents to the sublicense and/or assignment by Arius and the grant to CDC by Arius of a security interest in Arius’ rights in and to the, as the following are defined in the New License, Fentanyl Product and related Clinical Documentation and Results, Governmental Approvals, Books and Records,

Marketing Authorizations, and Know-How to the extent relating solely to the Territory, on and subject to the terms set out in the New License, this Consent, the CDC License, and Security Agreement.

4. CDC License Amendment. Effective upon execution of the Acquisition Agreements and New License, the CDC License shall be amended by:

a.	Replacing the phrase “Arius Two Agreement” where it appears with the phrase “Arius Two License”.

b.	Adding the following at the end of Article 1:

“1.66 “US Arius Two Assignee” means a party, other than an Affiliate of the Company or Arius Two, assuming the rights and obligations of Arius Two under the US Arius Two License as a result of QLT exercising its remedies under that certain Security Agreement between QLT and Arius Two dated September     , 2007 (the “US QLT Security Agreement”) with respect to the Collateral (as defined in the US QLT Security Agreement).”

“1.67 “US Arius Two License” means that certain BEMA License Agreement between Arius Two and Subsidiary, dated September 5, 2007.”

c.	Removing the phrase “Atrix License or” and inserting the phrase “or US Arius Two License” following the phrase “Arius Two License” in Section 1.9;

d.	Replacing the phrase “Atrix License” with the phrase “Arius Two License and US Arius Two License” in Section 4.1.2;

e.	Replacing the phrase “Atrix License” with the phrase “Arius Two License and US Arius Two License” in Section 8.2.16;

f.	Replacing the phrase “Atrix License” with the phrase “Arius Two License and US Arius Two License” in Section 8.2.18;

g.	Removing the phrase “Atrix License or” and inserting the phrase “or US Arius Two License” following the phrase “or Arius Two License” in Section 10.4.5; and

h.	Deleting the first sentence of Section 10.5.3 in its entirety and replacing it with the following:

“Company shall grant to CDC an exclusive (even as to Company and its Affiliates) worldwide right and license, with the right to sublicense, under the Company Intellectual Property to make, have made, develop, manufacture, use, sell, offer for sale, and have sold Compound and/or Product on an exclusive, royalty-free basis (subject to the terms and conditions and payment obligations under the Arius Two License, and US Arius Two License (provided, however, that such license shall only be subject to such terms, conditions, and payment obligations under (i) the Arius Two License to the extent such Arius Two License has been assigned to an Arius Two Assignee and (ii) the US Arius Two License to the extent such US Arius Two License has been assigned to a US Arius Two Assignee)); provided, however that no assignment, license or transfer to CDC under this Section 10.5.3 shall be required of the Company with respect to intellectual property or related assets to the extent that Atrix or Arius Two has terminated the right of the Company to such intellectual property or related assets.”

i.	Deleting the language of Section 1.7 in its entirety and replacing it with “[DELETED]”.

5. CDC Covenants under New License. For purposes of this Section 5, all capitalized terms shall have the meaning provided in the New License. In the event that QLT, an affiliate thereof, or any third party that is not an Affiliate of Arius Two or BDSI assumes the rights and obligations of Arius Two under the New License as a result of QLT exercising its remedies with respect to the Collateral (as defined in the Acquisition Agreements) under the Acquisition Agreements (such a party assuming such rights and obligations as a result of such exercise, an “Arius Two Assignee”), and such Arius Two Assignee terminates the New License after providing CDC with an opportunity to cure any Arius or CDC default as provided in the New License, or CDC fails to deliver to the Arius Two Assignee the License Request within the time period set out in Section 2.04(d) of the New License, than CDC agrees and covenants that it will:

a.

comply with the provisions of Section 14.05 of the New License as if it were Arius, including but not limited to the following: (i) neither CDC nor Arius shall have any right under the New License to practice within the BEMA Patent Rights or use any of the BEMA Technology, (ii) all rights, title or interest in, or other incidents of ownership under, the BEMA Technology and the Marks in the Territory (as defined in the New License) licensed under the New License shall revert to or shall be transferred by CDC to the Arius Two Assignee and shall become the sole property of the Arius Two Assignee, (iii) all sublicenses granted and co-marketing and co-promoting agreements executed by Arius or CDC pursuant to Sections 3.02(b) and (c) of the New License shall promptly be assigned to the Arius Two Assignee effective as of the date of the termination of the New License, and (iv) Arius and CDC shall grant and assign to the Arius Two Assignee all of either parties’ right, title and interest in, to or under all Governmental Approvals, Books and Records, Clinical Documentation and Results, and Marketing Authorizations to the extent used or useable in the Territory (as defined in the New License) in connection with the Products and all other data, reports, studies, analysis or similar items created or obtained by Arius or CDC in connection with the development, marketing or commercialization of Products in the Territory (as defined in the New License), provided that, in the event any of the foregoing also relate to the development, marketing, or commercialization of products outside the Territory (as defined in the New License), Arius and CDC shall, in lieu of the foregoing assignment, grant the

Arius Two Assignee a nonexclusive, perpetual, royalty-free, fully-paid license to the foregoing in the Territory for the sole purpose of developing, marketing, and commercializing Products in the Territory (as defined in the New License);

b.	release and discharge its security interest under the Security Agreement in all assets to be assigned pursuant to the foregoing.

In addition, CDC covenants and agrees that it will not, except as (i) permitted by the New License (as amended pursuant to that certain Sublicensing Consent between Arius Two and Arius dated September 5, 2007) or (ii) contemplated by any sublicense agreement granting a sublicense thereunder by Arius or CDC, transfer, license, sublicense, or assign, to a third party any of its rights to the Fentanyl Product or related Governmental Approvals, Books and Records, Clinical Documentation and Results, Marketing Authorizations and Know-How to the extent used or useable in the Territory (as defined in the New License) in connection with the Products, or its security interest therein (collectively, the “BEMA Assets”); provided, however, the parties hereto agree that CDC may transfer, license, sublicense, assign or grant a security interest in its rights to receive payments (including without limitation, royalty payments), its rights to receive information related to such payments, and contractual rights related to the enforcement of its right to receive such payments, in each case, in connection with the BEMA Assets.

The parties agree that (i) QLT shall be deemed a third party beneficiary of this Section 5 for purposes of enforcing this provision and (ii) this Section 5 shall not be amended without QLT’s prior written consent. The provisions of this Section 5 shall terminate upon the termination of the security interest created in favor of QLT under the Acquisition Agreements.

6. CDC Payments Not Sublicense Revenue. Arius represents and warrants to Arius Two that none of the amounts paid or to be paid by CDC to Arius under the CDC License are “Sublicense Revenue” as defined in the New License. Based upon and subject to the continued accuracy of the foregoing representation of Arius, Arius Two acknowledges that no amounts are due or payable by Arius to Arius Two under the New License as a result of Arius’ receipt of payments from CDC under the CDC License.

7. License to Continue in Full Force and Effect. To the extent that the terms of the CDC License or Security Agreement are varied by this Consent, such variations shall be deemed to be lawfully made amendments to the CDC License pursuant to Section 11.5 thereof and to the Security Agreement pursuant to Section 7.1 thereof. Except as they may be modified by this Consent, the CDC License and Security Agreement shall remain unchanged and in full force and effect.

8. Representation and Warranty of BDSI, Arius and Arius Two. Each of BDSI, Arius and Arius Two hereby represent and warrant that, prior to consummation of the transactions contemplated by this Consent, QLT has been provided copies of each of the following transactional documents relating to the transactions contemplated in this Consent in substantially the forms executed by the relevant parties: the New License; the Acquisition Agreements; that certain Sublicensing Consent, dated as of the date hereof, between Arius, Arius Two, Meda AB and CDC (concerning the grant of a sublicense to Meda AB under the New License); that certain

Second Amendment Agreement, dated as of the date hereof, between Arius, Arius Two, and CDC; that certain letter agreement, dated as of the date hereof, between QLT and Meda AB; and and that certain letter agreement, dated as of the date hereof, between QLT and CDC (collectively, the “Transaction Documents”). Each of BDSI, Arius and Arius Two further represent and warrant that neither it, nor any of its affiliates, representatives or agents, have made any statements or representations to QLT that are inconsistent with the terms and provisions of the Transaction Documents.

9. Governing Law. This Consent shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of laws rules.

10. Counterparts. This Consent may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument. Signatures to the Consent may be transmitted via facsimile and such signatures shall be deemed to be originals.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Consent as of September 5, 2007.

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

SIGNATURE PAGE TO BEMA ACQUISITION CONSENT, AMENDMENT, AND WAIVER

EXHIBIT A

ACQUISITION AGREEMENTS

EXHIBIT B

NEW LICENSE

EXHIBIT C

AMENDMENT TO EX-US LICENSE

EXHIBIT D

FORMS OF AMENDED AND RESTATED SECURITY AGREEMENTS